TABLE OF CONTENTS

                                                                            PAGE

                                                           EXHIBIT 10.21
SECTION 1  TERMS OF PURCHASE AND ISSUANCE.....................................1
1.1      Description of Series D Redeemable Preferred Stock and Funding
         Warrants.............................................................1
1.2      Sale and Purchase....................................................1
1.3      Letters of Credit....................................................1
1.4      Subscription Warrants................................................1
1.5      Closing..............................................................2
1.6      Offset of Purchase Price Payment Obligation..........................2
1.7      Use of Proceeds......................................................2
SECTION 2  REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................3
2.1      Organization and Corporate Power.....................................3
2.2      Authorization........................................................4
2.3      Non-contravention....................................................4
2.4      Capitalization of the Company........................................4
2.5      Financial Statements.................................................6
2.6      Absence of Undisclosed Liabilities...................................6
2.7      Accounts Receivable..................................................7
2.8      Title to Properties..................................................7
2.9      Tax Matters..........................................................7
2.10     Contracts and Commitments............................................8
2.11     Proprietary Rights; Employee Restrictions............................8
2.12     Litigation...........................................................9
2.13     Offeree..............................................................9
2.14     Business; Compliance with Laws......................................10
2.15     Information Supplied to Series D Investors..........................10
2.16     Investment Banking; Brokerage.......................................10
2.17     Solvency............................................................11
2.18     Environmental Matters...............................................11
2.19     Employee Benefit Programs...........................................12
2.20     Product and Services Claims.........................................13
2.21     Employees; Labor Matters............................................14
2.22     Corporate Records; Copies of Documents..............................14
2.23     Affiliate Transactions..............................................14
2.24     Investments Related to Certain Foreign Countries....................14
2.25     Small Business Concern, Etc.........................................15
2.26     Insurance...........................................................15
2.27     Absence of Certain Developments.....................................15
SECTION 3  CONDITIONS OF PURCHASE............................................16
3.1      Satisfaction of Conditions..........................................16
3.2      Opinion of Counsel..................................................16
3.3      Authorization.......................................................16
3.4      Effectiveness of Preferred Stock Terms..............................16
3.5      Delivery of Documents...............................................16
3.6      SBIC Deliveries.....................................................17
3.7      Execution of Agreement and Providing Letters of Credit..............17
3.8      Compliance with Law.................................................17
SECTION 4  CONDITIONS OF SALE................................................18
4.1      Satisfaction of Conditions..........................................18
4.2      Compliance With Law.................................................18
4.3      Execution of Agreement and Providing Letters of Credit..............18
SECTION 5  COVENANTS OF THE COMPANY..........................................18
5.1      Financial Statements; Minutes.......................................18
5.2      Budget and Operating Forecast.......................................19
5.3      Conduct of Business.................................................19
5.4      Access to Books and Records.........................................19
5.5      Sales of Additional Securities......................................19
5.6      Stockholders' Agreement.............................................20
5.7      Distributions on, and Redemptions of, Capital Stock.................20
5.8      Merger, Consolidation, Sale of Assets, Acquisitions and Other
         Actions.............................................................21
5.9      Annual Updates; Number of Stockholders; Use of Proceeds; Regulatory
         Violation; Economic Impact Information; Amendment...................21
5.10     June and December Warrants..........................................23
SECTION 6  CONFIDENTIALITY...................................................23
SECTION 7  INVESTOR REPRESENTATIONS..........................................24
SECTION 8  INDEMNIFICATION...................................................25
8.1      Indemnification for Vicarious Liability.............................25
8.2      Notice; Defense of Claims...........................................27
8.3      Satisfaction of Indemnification Obligations.........................28
SECTION 9  GENERAL...........................................................28
9.1      Amendments, Waivers and Consents....................................28
9.2      Survival of Representations, Warranties and Covenants;
         Assignability of Rights.............................................29
9.3      Governing Law.......................................................29
9.4      Section Headings; Counterparts......................................29
9.5      Notices and Demands.................................................29
9.6      Severability........................................................29
9.7      Expenses............................................................30
9.8      Integration.........................................................30
9.9      Certain Provisions Applicable to SBIC Investors.....................30
9.10     No Assignment.......................................................30

APPENDICES
Appendix A  (Form of Warrant)
Appendix B  Securities Acquired
Appendix C  (Form of Legal Opinion)
Appendix D  (Form of Certificate of Designations, Preferences and Rights of
            (Series D Redeemable Preferred Stock)

SCHEDULES
Schedule 2.1  Certain Violations
Schedule 2.4  Capitalization and Beneficial Ownership
Schedule 2.6  Undisclosed Liabilities
Schedule 2.7  Accounts Receivable
Schedule 2.8  Title to Properties
Schedule 2.9  Tax Matters
Schedule 2.10 Material Contracts
Schedule 2.11 Proprietary Rights
Schedule 2.12 Litigation
Schedule 2.14 Business; Compliance with Laws
Schedule 2.18 Environmental Matters
Schedule 2.20 Product and Services Claims
Schedule 2.21 Employees; Labor Matters
Schedule 2.23 Affiliate Transactions
Schedule 2.27 Absence of Certain Developments



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                            GOLDEN SKY HOLDINGS, INC.







                               Shares of Series D
                           Redeemable Preferred Stock
                            and Common Stock Warrants






                      STOCK AND WARRANT PURCHASE AGREEMENT






                           Dated as of January 4, 2000






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

                      STOCK AND WARRANT PURCHASE AGREEMENT

         AGREEMENT made as of this 4th day of January, 2000 by and among Golden Sky Holdings, Inc., a Delaware corporation (the "Company"), and the investors identified on the signature page hereto, who are herein collectively referred to, where no distinction is required, as the "Investors" and individually as an "Investor."

SECTION 1.  TERMS OF PURCHASE AND ISSUANCE

         1.1 Description of Series D Redeemable Preferred Stock and Funding Warrants. The Company has authorized the issuance and sale to the Investors of an aggregate of 100,000 shares of its authorized but unissued Series D Redeemable Preferred Stock, par value $.01 per share (the "Series D Redeemable Preferred Stock"), along with warrants substantially in the form of and containing the terms set forth in Appendix A hereto (each a "Funding Warrant") exercisable for an aggregate of 3,500 shares of the Company's common stock, $.01 par value (the "Common Stock"), for a collective purchase price of $200 per share for the Series D Redeemable Preferred Stock and the associated Funding Warrants.

         1.2 Sale and Purchase. At the Closing (as defined in Section 1.5 hereof) and subject to the terms and conditions herein set forth, the Company shall issue and sell to each of the Investors, and each Investor severally and not jointly shall purchase from the Company, the number of shares of Series D Redeemable Preferred Stock and the Funding Warrants set forth opposite the name of such Investor in Appendix B hereto for the aggregate purchase price set forth opposite the name of such Investor in Appendix B (the "Purchase Price").

         1.3 Letters of Credit. The Investors each intend severally to cause Fleet National Bank (the "LC Bank") to issue for the benefit of Paribas (formerly known as Banque Paribas) as Syndication Agent (the "Agent") on behalf of Paribas, Fleet National Bank, General Electric Capital Corporation, PAMCO Caymen Ltd., PAM Capital Funding, L.P., Citizen's Bank (formerly known as State Street Bank and Trust Company), Union Bank of California, IBJ Whitehall Financial Group, Fremont Financial Corporation and DLJ Capital Funding, Inc. (the "Lenders") under the Amended and Restated Credit Agreement, dated as of July 7, 1997 and amended and restated as of May 8, 1998, and further amended as of January 4, 2000, among the Company, Golden Sky Systems, Inc. ("GSS"), Banque Paribas, Fleet National Bank and General Electric Capital Corporation (the "Credit Facility"), letters of credit in the respective amounts set forth opposite each Investor's name under the heading "Purchase Price" in Appendix B hereof (collectively the "Letters of Credit" and each individually a "Letter of Credit") to be used as security for an advance under the Credit Facility in the principal amount of up to $20,000,000 from the Lenders to GSS (the "Loan"), with the Letters of Credit being on terms and conditions acceptable to the Lenders and the Investors.

         1.4 Subscription Warrants. Upon the later to occur of (i) the execution and delivery of this Agreement by the Company and all the Investors, and (ii) the issuance of all of the Letters of Credit in a form acceptable to the Lenders, and in consideration of the execution and delivery of this Agreement by the Investors, the Company shall issue to each Investor warrants substantially in the form of and containing the terms set forth in Appendix A hereto (each a "Subscription Warrant" and, together with the Funding Warrants, the "Warrants") exercisable for the number of shares of Common Stock set forth opposite such Investor's name on Appendix B attached hereto.

         1.5 Closing. The closing (the "Closing") of the sale and purchase of the Series D Redeemable Preferred Stock and the Funding Warrants shall take place upon the request of the Company only in the event that either (i) the Lenders have asserted that the Loan or credit facility is in default, or (ii) a principal payment is due under the terms of the Loan within ten days (the "Notice Condition"). Upon occurrence of a Notice Condition, the Company may provide written notice (the "Closing Notice") to the Investors of the date of the Closing, which shall in no event be earlier than two business days after receipt of the Closing Notice. The Closing shall take place at the offices of McDermott, Will & Emery, 600 13th Street, N.W., Washington, D.C. 20005, at 10:00 A.M., on the date specified in the Closing Notice, or such other date, time and place as shall be mutually agreed upon by the Company and a majority in interest of the Investors (the "Closing Date"). At the Closing, the Company will deliver the Series D Redeemable Preferred Stock and Funding Warrants being acquired by each Investor in the form of a stock certificate and a warrant certificate issued in such Investor's name or in the name of its nominee (of which the Investor shall notify the Company not less than one business day prior to the Closing), against payment of the full Purchase Price therefor by check or wire transfer by or on behalf of each Investor to the Company. The obligations of the Investors to consummate the purchase of the Series D Redeemable Preferred Stock and Funding Warrants are several, not joint, and the failure of any one or more of the Investors to fulfill their obligations hereunder shall not relieve any other Investor of its obligations hereunder.

         1.6 Offset of Purchase Price Payment Obligation. Notwithstanding anything herein to the contrary, in the event that (i) the Agent prior to the Closing Date draws upon a Letter of Credit provided by any of the Investors, or
(ii) any Investor makes a payment to reduce the amount outstanding under the Loan, the amount so drawn under the Letter of Credit or so paid to reduce the amount outstanding under the Loan shall be credited against such Investor's payment obligations to the Company under Sections 1.2 and 1.5 hereof.

         1.7  Use of Proceeds.

                  (a) It is the intention of the parties that proceeds received by the Company from the sale of Series D Redeemable Preferred Stock and Funding Warrants to the Investors pursuant to this Agreement shall be used for the purpose of repaying the Loan and terminating all obligations imposed by the Lender to maintain Letters of Credit provided by Investors who have purchased the shares of Series D Redeemable Preferred Stock specified in Appendix B.

                  (b) Immediately upon receipt by the Company of a notice that
         (i) the Loan or Credit Facility is in default, or (ii) a principal payment is due under the terms of the Loan, the Company shall provide such notice to each Investor by means set forth in Section 9.5 below.

                  (c) In the event that an Investor purchases the shares of Series D Redeemable Preferred Stock specified in Appendix B at the Closing as provided herein, and if the Letter of Credit provided by such Investor has not been drawn upon by the Agent, the Company shall cause Golden Sky DBS, Inc., a Delaware corporation and wholly-owned subsidiary of the company ("DBS") to cause GSS, a wholly-owned subsidiary of DBS, to promptly pay the proceeds of such sale to the Agent to be applied against payment obligations under the Loan and shall cause the Agent to terminate the obligation to continue the Letter of Credit provided by such Investor.

                  (d) In the event that an Investor purchases the shares of Series D Redeemable Preferred Stock specified in Appendix B at the Closing as provided herein, and if subsequently the Letter of Credit provided by such Investor is drawn upon by the Agent to satisfy part of the Company's payment obligation under the Loan, the Company shall promptly pay such Investor the amount of the draw under the Letter of Credit, not to exceed the amount of the Purchase Price paid by such Investor.

                  (e) Notwithstanding anything herein to the contrary, in the event that prior to the Closing Date (i) the Agent draws upon a Letter of Credit provided by any of the Investors, or (ii) an Investor makes a payment to the Company as full or partial consideration for shares of Series D Redeemable Preferred Stock, the Company shall promptly request that the Agent terminate or reduce the applicable Letter(s) of Credit by the amount so drawn or the amount so paid (as referenced in Section 12 of the Second Amendment, Consent and Waiver to the Amended and Restated Credit Agreement, dated as of the date hereof, among the Company, GSS, the Banks party thereto, Paribas, as Syndication Agent, Fleet National Bank, as Administrative Agent, and General Electric Capital Corporation, as Documentation Agent).


SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         In order to induce the Investors to enter into this Agreement, the Company (which term shall be deemed to include, for purposes of this Section 2, any subsidiary or subsidiaries of the Company existing at the date of this Agreement, including without limitation GSS), subject to Section 9.2 hereof, hereby represents and warrants to the Investors that as of the date hereof:

         2.1 Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required, except where failure to so qualify would not have a material adverse effect on the business, assets, operations or condition (financial or otherwise) of the Company. The Company has all required corporate power and authority to own its property, to carry on its business as presently conducted or contemplated, to enter into and perform this Agreement and the agreements contemplated hereby, and generally to carry out the transactions contemplated hereby and thereby. The copies of the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and its By-laws, each as amended to date, which have been furnished to counsel for the Investors, are correct and complete at the date hereof. The Company is not in violation of any term of its Certificate of Incorporation or By-laws or, except as set forth in Schedule 2.1, any material agreement, instrument, judgment, decree, order, statute, rule or government regulation applicable to the Company.

         2.2 Authorization. This Agreement and all documents and instruments executed pursuant hereto or contemplated hereby are valid and binding obligations of the Company, enforceable in accordance with their terms against the Company, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws or court decisions of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws or court decisions relating to the availability of specific performance, injunctive relief or other equitable remedies or to equitable principles of general applicability. The execution, delivery and performance of this Agreement and all documents and instruments contemplated hereby and the delivery and issuance of the Series D Redeemable Preferred Stock and the Warrants have been duly authorized by all necessary corporate or other action of the Company. Assuming the accuracy of the Investor representations set forth in
Section 7 hereof, no consent, approval or authorization of, or designation, declaration or filing with, any governmental authority is required of the Company in connection with the execution, delivery and performance of this Agreement, or the issuance and delivery by the Company of the Series D Redeemable Preferred Stock or the Warrants in accordance with the terms of this Agreement, or the performance or consummation of any other transaction contemplated hereby.

         2.3 Non-contravention. The execution, delivery and performance by the Company of this Agreement and each of the other agreements and instruments to which it is a party and which are contemplated hereby will not: (a) conflict with or result in any default under any contract, obligation or commitment of the Company or any charter provision, by-law or corporate restriction of the Company, other than such conflicts or defaults that have been waived in writing prior to the date hereof; (b) result in the creation of any lien, charge or encumbrance of any nature upon any of the properties or assets of the Company; or (c) violate any instrument, agreement, judgment, decree, order, statute, rule or regulation of any federal, state or local government or agency applicable to the Company or to which the Company is a party.

         2.4 Capitalization of the Company. The authorized capital stock of the Company consists of: (a) 1,000,000 shares of Common Stock, of which 25,399 shares are, and will be as of the Closing, duly and validly issued, outstanding, fully paid, and nonassessable; (b) 1,593,000 shares of designated preferred stock, par value $.01 per share, of which (i) 418,000 shares have been designated as Series A Convertible Participating Preferred Stock, par value $.01 (the "Series A Convertible Preferred Stock"), and all of which are duly and validly issued, outstanding, fully paid, and nonassessable, (ii) 228,500 shares have been designated as Series B Convertible Preferred Stock, par value $.01 (the "Series B Convertible Preferred Stock"), 228,442 of which are duly and validly issued, outstanding, fully paid, and non assessable, (iii) 51,000 shares have been designated as Series C Senior Convertible Preferred Stock, par value $.01 (the "Series C Convertible Preferred Stock") all of which are duly and validly issued, outstanding, fully paid and nonassessable, (iv) 100,000 shares have been designated as Series D Redeemable Preferred Stock, all of which will be as of the Closing, and upon satisfaction of the obligations of the Investors hereunder, duly and validly issued, outstanding, fully paid and nonassessable, and (v) 418,000 shares have been designated as Series A Redeemable Preferred Stock, par value $.01 per share (the "Series A Redeemable Preferred Stock), and 228,500 shares have been designated as Series B Redeemable Preferred Stock, par value $.01 per share (the "Series B Redeemable Preferred Stock"), none of which are outstanding; and (c) 149,000 shares of undesignated preferred stock, par value $.01 per share. Except for 58,852 shares of Common Stock reserved for issuance under the Company's Stock Option Plan adopted on July 24, 1997 (the "Stock Option Plan"), 5,682 shares of Common Stock issuable upon the exercise of warrants (the "Alta Warrants") issued to certain investment funds affiliated with Alta Communications, Inc. in connection with loans extended by such investment funds to the Company, 7,000 shares of Common Stock issuable upon exercise of the Warrants, 7,000 shares issuable upon exercise of the June and December Warrants (if applicable, as described in Section 5.10 hereof) or as otherwise disclosed in Schedule 2.4, the Company has not issued any other shares of its capital stock and there are no outstanding warrants, options or other rights to purchase or acquire any of such shares, nor any outstanding securities convertible into such shares or outstanding warrants, options or other rights to acquire any such convertible securities. As of the Closing, all of the outstanding shares of capital stock of the Company will have been offered, issued, sold and delivered in compliance with applicable federal and state securities laws.

         The Series A Convertible Preferred Stock is currently convertible into 418,000 shares of Series A Redeemable Preferred Stock and 418,000 shares (the "Series A Conversion Shares") of Common Stock, together representing 52.2% of the Common Stock on a fully-diluted basis after giving effect to the issuance of the 58,852 shares reserved for issuance under the Stock Option Plan and the exercise, exchange or conversion of any other securities exercisable or exchangeable for or convertible into Common Stock (including the Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock, the Alta Warrants and the Warrants). The Series B Convertible Preferred Stock is currently convertible into 228,442 shares of Series B Redeemable Convertible Preferred Stock and 228,442 shares (the "Series B Conversion Shares") of Common Stock, together representing 28.6% of the Common Stock on a fully diluted basis after giving effect to the issuance of the 58,852 shares reserved for issuance under the Stock Option Plan and the exercise, exchange or conversion of any other securities exercisable or exchangeable for or convertible into Common Stock (including the Series A Convertible Preferred Stock, the Series C Convertible Preferred Stock, the Alta Warrants and the Warrants). The Series C Convertible Preferred Stock is convertible, as of November 30, 1999, into 57,233 shares (the "Series C Conversion Shares" and, together with the Series A and B Conversion Shares, the "Conversion Shares") of Common Stock representing 7.2% of the Common Stock of the Company on a fully diluted basis after giving effect to the issuance of the 58,852 shares reserved for issuance under the Stock Option Plan and the exercise, exchange or conversion of any other securities exercisable or exchangeable for or convertible into Common Stock (including the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Alta Warrants and the Warrants). The relative rights, preferences, restrictions and other provisions relating to the Company's capital stock are as set forth in the Certificate of Incorporation. The Company has authorized and reserved for issuance (i) upon conversion of the Series A Convertible Preferred Stock, 418,000 shares of Series A Redeemable Preferred Stock and 418,000 shares of Common Stock, (ii) upon conversion of the Series B Convertible Preferred Stock, 228,442 shares of Series B Redeemable Preferred Stock and 228,442 shares of Common Stock, and (iii) upon conversion of the Series C Convertible Preferred Stock, as of November 30, 1999, 57,233 shares of Common Stock. The Conversion Shares issuable upon such conversions will be, when issued in accordance with the Certificate of Incorporation, duly and validly authorized and issued, fully paid and nonassessable. The Company has authorized and reserved for issuance upon exercise of the Warrants and the Alta Warrants not less than 12,682 shares of Common Stock and such shares will be, when issued in accordance with the Certificate of Incorporation, duly and validly authorized and issued, fully paid and nonassessable.

         Except as set forth in the Certificate of Incorporation or the Stockholders' Agreement, dated as of November 24, 1997, by and among Golden Sky Holdings, Inc. and the Investors identified therein (the "Stockholders' Agreement"), there are no preemptive rights or rights of first refusal with respect to the issuance or sale of the Company's capital stock. No officer, director or employee of the Company or any other person or entity has, or to the best knowledge of the Company claims to have or has any right to claim to have any interest in the Company's capital stock other than (i) as disclosed in
Schedule 2.4 hereof, (ii) options to acquire certain of the 58,852 shares of Common Stock granted pursuant to the Stock Option Plan, (iii) the Alta Warrants, or (iv) as an Investor hereunder. There are no restrictions on the transfer of the Company's capital stock other than those arising from federal and state securities laws or under this Agreement or the Stockholders' Agreement. Except as set forth in the Stockholders' Agreement, there are no rights, obligations or restrictions on the voting of any of the Company's capital stock or the registration of such capital stock for offering to the public pursuant to the Securities Act of 1933, as amended (the "Securities Act").

         Except as set forth in Schedule 2.4, the Company has no subsidiaries or investments in any other corporation or business organization and does not own or have any direct or indirect interest in, a loan or advance to, or control over any corporation, partnership, joint venture or other entity of any kind.

         2.5 Financial Statements. The Company has heretofor furnished to the Investors the following unaudited financial statements of the Company: (i) an income statement for the year ended December 31, 1998; (ii) a balance sheet, and related footnotes, as of December 31, 1998 (the "1998 Balance Sheet"); (iii) an income statement for the nine months ended September 30, 1999; and (iv) a balance sheet, and related footnotes, as of September 30, 1999 (the "Third Quarter Balance Sheet"). Such financial statements and schedules have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except that such unaudited financial statements have been prepared without footnote disclosures and year-end audit adjustments, which will not, in any event, be material. Such financial statements contain notations for all significant accruals or contingencies, fairly represent the financial condition of the Company in all material respects as of the date thereof, and are true and correct as of the date thereof in all respects. Nothing has come to the attention of management of the Company since such dates that would indicate that the financial statements were not true and correct in all material respects as of the date thereof.

         2.6 Absence of Undisclosed Liabilities. The Company does not have any material liability or liabilities of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown, which are or would be required to be disclosed in accordance with generally accepted accounting principles, except as and to the extent disclosed in Schedule 2.6 or as otherwise set forth in the 1998 Balance Sheet or the Third Quarter Balance Sheet, and, to the best knowledge of the Company, there exists no set of facts or circumstances which should be reasonably anticipated to form the basis for any such material liabilities.

         2.7 Accounts Receivable. To the best knowledge of the Company, all of the accounts receivable of the Company represent bona fide completed sales made in the ordinary course of business and are valid and enforceable claims, subject to no express set-off or counterclaim. Except as disclosed on Schedule 2.7, the Company has no material accounts receivable from any person, firm or corporation which is affiliated with it or from any of its directors, officers, employees or shareholders or any affiliates of any of the foregoing.

         2.8 Title to Properties. The Company has good and marketable title to all of its material properties and assets, free and clear of all liens, restrictions or encumbrances, except as disclosed in Schedule 2.8, and such properties and assets constitute all of the assets necessary for the conduct of the Company's business as presently conducted. All machinery and equipment included in such properties which is necessary to the business of the Company is in good condition and repair and all leases of real or personal property to which the Company is a party are fully effective and afford the Company peaceful and undisturbed possession of the subject matter of the lease. The Company is not in violation, in any material respect, of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of its owned or leased properties, nor has the Company received any notice of violation with which it has not complied.

         2.9 Tax Matters. Except as set forth in Schedule 2.9 attached hereto:

                  (a) The Company has paid or caused to be paid all federal, state, local, foreign, and other taxes, including without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, franchise taxes, employment and payroll-related taxes, withholding taxes, transfer taxes, and all deficiencies, or other additions to tax, interest, fines and penalties owed by it (collectively, "Taxes"), required to be paid by it through the date hereof whether disputed or not, other than possible sales and use tax obligations which in the aggregate are not material to the Company. All taxes and other assessments and levies which the Company is required to withhold or collect have been withheld and collected and have been paid over to the proper governmental authorities. The Company has, in accordance with applicable law, timely and properly filed all federal, state, local and foreign tax returns required to be filed by it through the date hereof, all such returns correctly and accurately set forth the amount of any Taxes relating to the applicable period and any deductions from, or credits against any Taxes or taxable income relating to such returns are valid and proper items of deduction or credit.

                  (b) Neither the Internal Revenue Service ("IRS") nor any other governmental authority is now asserting or, to the knowledge of the Company is threatening to assert against the Company, any deficiency or claim for additional Taxes. No claim has ever been made by an authority in a jurisdiction where the Company does not file reports and returns that the Company is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Taxes. The Company is not and never has been a "personal holding company" as defined under Section 541 of the Internal Revenue Code of 1986, as amended (the "Code"). Except as set forth on Schedule 2.9 hereto, there has not be any audit of any tax return filed by the Company, no audit of any tax return of the Company or any subsidiary, as the case may be, is in progress and, to the Company's best knowledge, no tax authority is contemplating any such audit, nor is any such audit pending. No extension of time with respect to any date on which a tax return was or is to be filed by the Company is in force, and no waiver or agreement by the Company is in force for the extension of time for the assessment or payment of any Taxes. The Company does not have any liability for the Taxes of any person or entity other than the Company.

                  (c) For purposes of this Agreement, all references to Sections of the Code shall include any predecessor provisions to such Sections and any similar provisions of federal, state, local or foreign law.

         2.10  Contracts and Commitments. Except as set forth in Schedule
2.10, the Company does not know of any basis for the termination, expiration or modification of any material contract, obligation or commitment prior to the expiration date thereof, nor, to the Company's best knowledge, does any other party to any such contract, obligation or commitment plan or intend to so terminate, modify or fail to renew on substantially similar terms any such contract, obligation or commitment, which termination, expiration or modification, in any such case, or failure to renew, may have an adverse effect on the assets, liabilities, business, prospects or financial condition of the Company. Except as set forth in Schedule 2.10, the Company is not in default, nor to the Company's best knowledge, is any other party thereto in default, under any material contract, obligation or commitment, and to the best knowledge of the Company there is no state of facts which upon notice or lapse of time or both would constitute such a default. The Company is not a party to any material contract or arrangement the performance of which under circumstances now foreseeable is likely to have an adverse effect on the assets, liabilities, business or condition (financial or otherwise) of the Company. The Company does not have any liability for renegotiation of any government contracts or subcontracts. Without limiting the generality of the foregoing, all key employees of the Company and each of its subsidiaries listed on Schedule 2.10 hereof have entered into non-competition agreements with the Company containing non-competition, non-solicitation and confidentiality provisions, which agreements continue in full force and effect.

         2.11 Proprietary Rights; Employee Restrictions. The Company owns or possesses exclusive licenses to use, free and clear of claims or rights of any other person, all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, licenses, sublicenses, trade secrets and know how (collectively "Intellectual Property") necessary to the conduct of its business as presently conducted and as proposed to be conducted. The Company is not aware of any infringement by any other person of any rights of the Company under any Intellectual Property. No claim is pending or currently, or during the past 12 months, threatened against the Company, nor has the Company received any notice from any third parties, to the effect that any Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, or the operation, products or services of the Company infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and, to the best knowledge of the Company, there is no basis for any such claim (whether or not pending or threatened). No claim is pending or, to the best knowledge of the Company, is threatened against the Company, nor has the Company received any notice from any third parties to the effect that any Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, as the case may be, and, to the best knowledge of the Company, there is no basis for any such claim (whether or not pending or threatened).

         All technical information developed by or belonging to the Company which has not been patented and which is material to the business of the Company has been kept confidential. To the best knowledge of the Company, the Company is not making unlawful use of any Intellectual Property of any other person, including without limitation any former employer of any past or present employees of the Company. Except as disclosed in Schedule 2.11, neither the Company nor, to the best knowledge of the Company, any of its employees, officers or consultants has any agreements or arrangements with former employers of such employees, officers or consultants relating to any Intellectual Property of such employers, which interfere or conflict with the performance of such employee's duties for the Company or results in any former employers of such employees having any rights in, or claims on, the Company's Intellectual Property. To the best knowledge of the Company, the activities of the Company's employees and officers do not violate any agreements or arrangements which any such employees have with former employers. The Company has taken all commercially reasonable steps required to establish and preserve its ownership of all of the Intellectual Property.

         Without limitation of any of the foregoing and except as otherwise expressly disclosed in Schedule 2.11 hereto: (a) the Company has taken reasonable security measures to guard against unauthorized disclosure or use of any of the Intellectual Property; and (b) the Company has no reason to believe that any person (including without limitation any former employee of the Company) has unauthorized possession of any of the Intellectual Property, or any part thereof, or that any person has obtained unauthorized access to any of the Intellectual Property.

         2.12 Litigation. Except as disclosed in Schedule 2.12, there is no litigation or governmental proceeding or investigation pending or, to the best knowledge of the Company, currently, or, during the past 12 months, threatened against the Company, or any officer or key employee of the Company, which (a) may call into question the validity or hinder the enforceability or performance of this Agreement or the agreements and transactions contemplated hereby, or (b) relates to the Company or its business or affairs and could be reasonably expected to have material adverse effect on the assets, liabilities, business or condition (financial or otherwise) of the Company, nor, to the best knowledge of the Company, has there occurred any event nor does there exist any condition on the basis of which any such litigation, proceeding or investigation might properly be instituted.

         2.13 Offeree. Neither the Company nor anyone acting on its behalf has in the past or will in the future sell, offer for sale or solicit offers to buy any securities of the Company so as to bring the offer, issuance or sale of the Series D Redeemable Stock, the Warrants or the June or December Warrants (if applicable, as described in Section 5.10 hereof) as contemplated by this Agreement, within the provisions of Section 5 of the Securities Act, unless such offer, issuance or sale was or will be eligible for one or more of the registration exemptions under the Securities Act. The Company has in the past complied and will continue to comply in all material respects with all applicable state "blue-sky" or securities laws in connection with the issuance and sale of its Common Stock, preferred stock and all other securities heretofore issued and to be issued upon the closing of the Agreement. The Company has in the past complied in all material respects with all applicable federal and state securities laws in connection with the offer, solicitation of offers and sales of its securities.

         2.14  Business; Compliance with Laws. Except as disclosed in
Schedule 2.14, the Company has all material franchises, permits, licenses and other rights and privileges necessary to permit it to own its property and to conduct its business as it is presently conducted. The Company is not in violation, in any material respect, of any law, regulation, authorization or order of any public authority. The Company is in compliance, in all material respects, with all federal (including all laws and regulations of the Federal Communications Commission), state and local laws and regulations (including all applicable environmental laws and regulations) relating to its business as presently conducted, except as disclosed in Schedule 2.14. The Company has been approved as an NRTC affiliate member and DBS participant. Neither the Company nor any of its affiliates has been: (a) subject to a voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his business or property; (b) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (c) subject to any order, judgment, or decree (not subsequently reversed, suspended or vacated) of any court of competent jurisdiction permanently or temporarily enjoining it, him or her from, or otherwise imposing limits or conditions on its, his or her, engaging in any securities, investment advisory, banking, insurance or other type of business or acting as an officer or director of a public company; or (d) found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated any federal or state commodities, securities or unfair trade practices law or regulations of any regulatory agency, which such judgment or finding has not been subsequently reversed, suspended or vacated.

         2.15 Information Supplied to Series D Investors. This Agreement and the Schedules, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading. There is no material fact directly relating to the assets, liabilities, business, prospects or condition (financial or otherwise) of the Company (other than facts which relate to general economic or industry trends or conditions) presently known to the Company which has not been disclosed to the Investors that materially adversely affects or in the future may reasonably be expected to materially adversely affect the same.

         2.16 Investment Banking; Brokerage. No broker, finder, agent or similar intermediary has acted on behalf of the Company in connection with this Agreement or the transactions contemplated hereby and there are no brokerage commissions, finders fees or similar fees or commissions payable in connection therewith. The Company agrees to indemnify and hold the Investors harmless from any losses, damages, costs or expenses they may suffer or incur as a result of a breach of this representation (including any dilution or diminution in value of their investment in the Company).

         2.17 Solvency. The Company has not: (a) made a general assignment for the benefit of creditors; (b) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (c) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (d) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (e) admitted in writing its inability to pay its debts as they come due; or (f) made an offer of settlement, extension or composition to its creditors generally.

         2.18  Environmental Matters.

                  (a) Except as set forth in Schedule 2.18, (i) the Company has never generated, transported, used, stored, treated, disposed of, or managed any Hazardous Waste (as defined below); (ii) to the best knowledge of the Company, no Hazardous Material (as defined below) has ever been or is threatened to be spilled, released, or disposed of by the Company, at any site presently or formerly owned, operated, leased, or used by the Company, or has ever come to be located in the soil or groundwater at any such site; (iii) to the best knowledge of the Company, no Hazardous Material of the Company has ever been transported from any site presently or formerly owned, operated, leased, or used by the Company for treatment, storage, or disposal at any other place; (iv) to the best knowledge of the Company, the Company presently does not own, operate, lease, or use, nor has the Company previously owned, operated, leased, or used, any site on which underground storage tanks are or were located; and (v) to the best knowledge of the Company, no lien has ever been imposed by any governmental agency on any property, facility, machinery, or equipment owned, operated, leased, or used by the Company with the presence of any Hazardous Material and based upon any action or inaction of the Company.

                  (b) Except as set forth in Schedule 2.18, (i) the Company has no liability under, nor has it ever violated in any material respect, any Environmental Law (as defined below); (ii) the Company, any property owned, operated, leased, or used by the Company and any facilities and operations thereon are presently in compliance in all material respects with all applicable Environmental Laws; (iii) the Company has never entered into or been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental Law; and (iv) to the best knowledge of the Company, none of the items enumerated in clause (iii) of this paragraph will be forthcoming.

                  (c) Except as set forth in Schedule 2.18, to the best knowledge of the Company, no site owned, operated, leased or used by the Company contains any asbestos or asbestos-containing material, any polychlorinated biphenyls ("PCBs") or equipment containing PCBs, or any urea formaldehyde foam insulation.

                  (d) The Investors have been provided with copies of all documents, records, and information available concerning any environmental or health and safety matter relevant to the Company, whether generated in connection with the Company's business or otherwise, including, without limitation, environmental audits, environmental risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans, and reports, correspondence, permits, licenses, approvals, consents, and other authorizations related to environmental or health and safety matters issued by any governmental agency.

                  (e) For purposes of this Section 2.18, (i) "Hazardous Material" shall mean and include any hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant, contaminant, or other substance which may pose a threat to the environment or to human health or safety, as defined or regulated under any Environmental Law;
(ii) "Hazardous Waste" shall mean and include any hazardous waste as defined or regulated under any Environmental Law; (iii) "Environmental Law" shall mean any environmental or health and safety-related law, regulation, rule, ordinance, or by-law at the federal, state, or local level, whether existing as of the date hereof, or subsequently enacted; and (iv) "Company" shall include the Company, and any predecessor to the Company.

         2.19  Employee Benefit Programs.

                  (a) The Company has never maintained (as defined below) an Employee Program (as defined below) which has at any time been intended to satisfy the requirements under Section 501(c)(9) of the Code.

                  (b) Each Employee Program that has ever been maintained by the Company has been maintained in compliance in all material respects with all applicable laws. With respect to any Employee Program ever maintained by the Company, there has occurred no "prohibited transaction," as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (for which there exists neither a statutory nor regulatory exception), or material breach of any duty under ERISA or other applicable law (including, without limitation, any health care continuation requirements or any other tax law requirements, or conditions to favorable tax treatment, applicable to such plan or to any person in regard to such plan), which could result, directly or indirectly (including, without limitation, through any obligation of indemnification or contribution), in any taxes, penalties or other liability to the Company or any of its affiliates. No litigation, arbitration or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or, to the best knowledge of the Company, threatened with respect to any such Employee Program.

                  (c) Neither the Company nor any Affiliate (as defined below)
(i) has ever maintained any Employee Program which has been subject to Title IV of ERISA or Section 412 of the Code (including, but not limited to, any Multiemployer Plan (as defined below)) or (ii) has ever provided health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by part 6 of subtitle B of Title I of ERISA) or has ever promised to provide such post-termination benefits.

                  (d) With respect to each Employee Program maintained by or on behalf of the Company or any affiliate since November 24, 1997, complete and correct copies of the following documents (if applicable to such Employee Program) have previously been delivered to the Investors: (i) all documents embodying or governing such Employee Program, and any funding medium for the Employee Program (including, without limitation, trust agreements), as they may have been amended to the date hereof; (ii) the most recent IRS determination or approval letter with respect to such Employee Program under Code Section 401 or 501(c)(9), and any applications for determination or approval subsequently filed with the IRS; (iii) the three most recently filed IRS Forms 5500, with all applicable schedules and accountants' opinions attached thereto; (iv) the summary plan description for such Employee Program (or other descriptions of such Employee Program provided to employees) and all modifications thereto; (v) any insurance policy (including any fiduciary liability insurance policy and any excess loss policy) related to such Employee Program; (vi) any documents evidencing any loan to an Employee Program that is a leveraged employee stock ownership plan; and (vii) all other materials reasonably necessary for the Company to perform any of its responsibilities with respect to any Employee Program subsequent to the Closing (including, without limitation, health care continuation requirements).

                  (e) For purposes of this Section 2.19:

                           (i) "Employee Program" means (A) all employee benefit plans within the meaning of ERISA Section 3(3), including, but not limited to, employer welfare arrangements (within the meaning of ERISA
         Section 3(40)), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; and (B) all stock or cash option plans, restricted stock plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements not described in (A) above. In the case of an Employee Program funded through an organization described in Code Section 501(c)(9), each reference to such Employee Program shall include a reference to such organization.

                           (ii) An entity "maintains" an Employee Program if such entity sponsors, contributes to, or provides (or has promised to provide) benefits under such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity (or their spouses, dependents, or beneficiaries).

                           (iii) An entity is an "Affiliate" of the Company if it would have ever been considered a single employer with the Company or any Entity under ERISA Section 4001(b) or part of the same "controlled group" as the Company for purposes of ERISA Section 302(d)(8)(C).

                           (iv) "Multiemployer Plan" means a (pension or non-pension) employee benefit plan to which more than one employer contributes and which is maintained pursuant to one or more collective bargaining agreements.

         2.20 Product and Services Claims. Except as set forth on Schedule 2.20, (i) there are no pending or, to the best knowledge of the Company, threatened material product or service claims with respect to any products or services provided by the Company prior to the date hereof nor are there any facts upon which a claim of such nature could reasonably be anticipated to be based and (ii) the Company does not have any contractual liability for breach of warranty or service claims. No claims have been made against the Company for renegotiation or price redetermination of any business transaction resulting from or relating to defective products or services, and, to the best knowledge of the Company, there are no facts upon which any such claim should reasonably be anticipated to be based.

         2.21 Employees; Labor Matters. The Company is not delinquent in payments to any of its employees for any material amount of wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees. The Company does not have any policy, or practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment, except as set forth in Schedule 2.21. The Company is in compliance in all material respects with all applicable laws and regulations respecting labor, employment, fair employment practices, work place safety and health, terms and conditions of employment, and wages and hours. Except as set forth in Schedule 2.21, there are no material charges of employment discrimination or unfair labor practices, nor are there any strikes, slowdowns, stoppages of work or any other concerted interference with normal operations which are existing, pending or, to the best knowledge of the Company threatened against or involving the Company. The Company has not received any information indicating that any of its employment policies or practices is currently being audited or investigated by any federal, state or local government agency. The Company is, and at all times since November 24, 1997 has been, in material compliance with the requirements of the Immigration Reform Control Act of 1986.
Schedule 2.21 sets forth a complete list of each officer, employee and sales representative who is scheduled to receive total remuneration from the Company on an annualized basis in excess of $100,000 for the calendar year ending December 31, 1999.

         2.22 Corporate Records; Copies of Documents. The corporate record books of the Company accurately record all corporate action taken by its stockholders and board of directors and committees. The copies of the corporate records of the Company, as made available to the Investors for review, are true and complete copies of the originals of such documents.

         2.23 Affiliate Transactions. Except as set forth in Schedule 2.23 hereto, neither the Company nor any officer, employee or director of the Company or any of their respective spouses or family members or any of their affiliates, owns, directly or indirectly, on an individual or joint basis, any material interest in, or serves as an officer, director, partner or in another similar capacity of, any competitor of the Company, or any organization which has a contract or arrangement with the Company.

         2.24 Investments Related to Certain Foreign Countries. Neither the Company nor any affiliate of the Company has participated in, or is participating in, an anti-Israeli boycott within the scope of Chapter 7 of Part 2 of Division 4 of Title 2 of the California Government Code, as in effect from time to time.

         2.25  Small Business Concern, Etc.

                  (a) The Company, together with its "affiliates" (as that term is defined in 13 CFR Section 121.103), is a "smaller enterprise" within the meaning of SBIC Regulations, including 13 CFR Section 107.710. The information regarding the Company and its affiliates set forth in SBA Form 480, Form 652 and Section A of Form 1031 delivered on or prior to the date hereof is accurate and complete. The Company does not presently engage in, nor shall hereafter engage in, any activities, and the Company shall not use the proceeds of the sale of the Series D Redeemable Preferred Stock hereunder directly or indirectly for any purpose, for which an SBIC is prohibited from providing funds by SBIC Regulations (including 13 CFR Section 107.720).

                  (b) As of the date hereof, the Company, together with its "affiliates," has a net worth of not more than $6.0 million and average net income after federal income taxes (excluding any carryover losses) for the preceding two years no greater than $2.0 million.

                  (c) For all purposes of this Agreement, the following terms shall have the following meanings:

                           (i) "SBA" means the United States Small Business Administration, and any successor agency performing the functions thereof;

                           (ii) "SBIC" means a Small Business Investment Company licensed by the SBA under the SBIC Act;

                           (iii) "SBIC Act" means the Small Business Investment Act of 1958, as amended; and

                           (iv) "SBIC Regulations" means the SBIC Act and the regulations issued by the SBA thereunder, codified at Title 13 of the Code of Federal Regulations ("13 CFR"), Parts 107 and 121.

         2.26 Insurance. The Company maintains insurance which is adequate to protect the Company against the risks involved in the business conducted by the Company.

         2.27  Absence of Certain Developments. Except as disclosed in
Schedule 2.27, since the date of the 1998 Balance Sheet there has been (i) no adverse change in the condition, financial or otherwise, of the Company or in the assets, liabilities, business or prospects of the Company, (ii) no declaration, setting aside or payment of any dividend or other distribution with respect to, or any direct or indirect redemption or acquisition of, any of the capital stock of the Company, (iii) no loan by the Company to any officer, director, employee or stockholder of the Company, or affiliates of any of the foregoing or any agreement or commitment therefor, excluding ordinary course of business items such as travel advances, (v) no increase in the compensation paid or payable to any officer, director, employee or agent of the Company or affiliates of any of the foregoing, other than as approved by the Compensation Committee of the Board of Directors, (vi) no material loss, destruction or damage to any property of the Company, whether or not insured, (vii) no labor trouble involving the Company and no material change in the personnel of the Company or the terms and conditions of their employment and (viii) no acquisition or disposition of any assets (or any contract or arrangement therefor) nor any other transaction by the Company otherwise than for fair value in the ordinary course of business.

SECTION 3.  CONDITIONS OF PURCHASE

         The Investors' obligation to purchase and pay for the Series D Redeemable Preferred Stock and the Funding Warrants shall be subject to compliance by the Company and each of its subsidiaries, including without limitation GSS, with the Company's agreements herein contained and to the fulfillment to the Investors' satisfaction on or before the Closing Date of the following conditions:

         3.1 Satisfaction of Conditions. The representations and warranties of the Company contained in this Agreement (including, but not limited to, the representations and warranties made in Section 2 hereof) shall be true and correct in all material respects on and as of the Closing Date; each of the conditions specified in this Section 3 shall have been satisfied or waived in writing; and on the Closing Date, certificates to such effect executed by the President and the principal financial officer of the Company shall be delivered to the Investors.

         3.2 Opinion of Counsel. The Investors shall have received an opinion, dated the Closing Date, in substantially the form of Appendix C attached hereto.

         3.3 Authorization. The Board of Directors of the Company shall have duly adopted resolutions in form reasonably satisfactory to the Investors authorizing the Company to consummate the transactions contemplated hereby in accordance with the terms hereof, and the Investors shall have received a duly executed certificate of the Secretary of the Company setting forth a copy of such resolutions, the Company's Certificate of Designations, Preferences and Rights of Series D Redeemable Preferred Stock (the "Certificate of Designations") and the By-laws and such other matters as may be requested by the Investors.

         3.4 Effectiveness of Preferred Stock Terms. The Board of Directors of the Company shall have adopted a resolution establishing the terms of the Series D Redeemable Preferred Stock as set forth in Appendix D hereto and such action shall have been made effective by the required approval thereof, if any, by the holders of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock and the Common Stock and the filing of a certificate of designations with the Secretary of State for the State of Delaware.

         3.5 Delivery of Documents. The Company shall have executed and delivered to the Investors (or shall have caused to be executed and delivered to the Investors by the appropriate persons) the following:

                  (a) Certificates evidencing shares of the Series D Redeemable Preferred Stock and the Funding Warrants;

                  (b) Certified copies of resolutions of the Board of Directors, and any required resolutions or consents by the stockholders of the Company, authorizing the execution and delivery of this Agreement, the Certificate of Designations creating the Series D Redeemable Preferred Stock and the issuance of the Series D Redeemable Preferred Stock, the Warrants, the June and December Warrants (if applicable, as described in Section 5.10 hereof) and the shares of Common Stock issuable upon exercise of such warrants;

                  (c) A copy of the corporate charter of the Company, as amended, certified as of a recent date by the Secretary of State of the State of Delaware;

                  (d) A copy of the By-laws of the Company certified by the Company's secretary;

                  (e) Certificates issued by the Secretaries of State of the States of Delaware and Missouri, certifying that the Company and each of its subsidiaries is in good standing in their respective states; and

                  (f) Such other supporting documents requested by the Investors as may be reasonably necessary for the Investors to carry out the transactions contemplated hereby.

         3.6 SBIC Deliveries. The Company shall have delivered to Norwest Equity Partners V ("Norwest"):

                  (a) duly completed and executed SBA Forms 480, 652 and Part A of 1031;

                  (b) if not delivered prior to the Closing, a business plan showing the Company's financial projections for a five-year period from the Closing;

                  (c) a written statement from the Company regarding its intended use of the proceeds from the sale of the Series D Redeemable Preferred Stock; and

                  (d) a list, after giving effect to the Closing, of (i) the name of each of the Company's directors, (ii) the name and title of each of the Company's officers, and (iii) the name of each of the Company's stockholders setting forth the number and class of shares held.

         3.7 Execution of Agreement and Providing Letters of Credit. Each of the Investors shall have executed and delivered this Agreement to the Company and shall have provided to the Agent the several Letters of Credit in the amounts contemplated by Section 1.3 hereof and specified in Appendix B.

         3.8 Compliance with Law. The issuance and sale of the Series D Redeemable Preferred Stock, the Warrants and the June and December Warrants (if applicable, as described in Section 5.10 hereof) to the Investors shall be made in conformity with all applicable state and federal securities laws.

SECTION 4. CONDITIONS OF SALE

         The Company's obligation to issue the Series D Redeemable Preferred Stock and the Funding Warrants to any Investor and perform its other obligations hereunder shall be subject to compliance by such Investor with the Investor's agreements herein contained and to the fulfillment to the Company's satisfaction on or before the Closing Date of the following conditions:

         4.1 Satisfaction of Conditions. The representations and warranties of each Investor contained in this Agreement (including, but not limited to, the representations and warranties made in Section 7 hereof) shall be true and correct in all material respects on and as of the Closing Date; each of the conditions specified in this Section 4 shall have been satisfied or waived in writing; and on the Closing Date, certificates to such effect executed by an authorized officer of each Investor shall be delivered to the Company.

         4.2 Compliance With Law. The issuance and sale of the Series D Redeemable Preferred Stock to the Investors shall be made in conformity with all applicable state and federal securities laws.

         4.3 Execution of Agreement and Providing Letters of Credit. Each of the Investors shall have executed and delivered this Agreement to the Company and shall have provided to the Agent the several Letters of Credit in the amount contemplated by Section 1.3 hereof and specified in Appendix B.

SECTION 5.  COVENANTS OF THE COMPANY

         From and after the date hereof, the Company (which term shall be deemed to include, for purposes of this Section 5, any subsidiary or subsidiaries of the Company existing at or formed after the date of this Agreement) shall comply with the following covenants except as shall otherwise be expressly agreed pursuant to a written consent or consents executed by the holders of a majority in interest of the Series D Redeemable Preferred Stock, until such time as all of the Series D Redeemable Preferred Stock shall have been redeemed in accordance with their terms or upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock of the Company to the public in which the proceeds received by the Company, net of underwriting discounts and commissions, equal or exceed $35 million and the shares are offered to the public at a price per share of no less than $600 (in each case as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock distribution, stock dividend or similar event) (a "Qualified Public Offering") or as otherwise provided in the Certificate of Incorporation, whichever first occurs.

         5.1 Financial Statements; Minutes. The Company will maintain a comparative system of accounts in accordance with generally accepted accounting principles, keep full and complete financial records and make available to the Investors the following reports: (a) within 120 days after the end of each fiscal year, a copy of the consolidated balance sheet of the Company as at the end of such year, together with a consolidated statement of income and retained earnings of the Company for such year, audited and certified by independent public accountants of recognized national standing reasonably satisfactory to the Investors, prepared in accordance with generally accepted accounting principles and practices consistently applied; and (b) within 45 days after the end of each quarter, a consolidated unaudited balance sheet of the Company as at the end of such quarter and a consolidated unaudited statement of income and retained earnings for the Company for such quarter and for the year to date; and
(c) such other financial information as the holders of a majority in interest of the Series D Redeemable Preferred Stock may reasonably request, including without limitation, certificates of the principal financial officer of the Company concerning compliance with the covenants of the Company under this
Section 5.

         5.2 Budget and Operating Forecast. The Company will prepare and submit to the Board of Directors of the Company a budget for the Company for each fiscal year of the Company at least 30 days prior to the beginning of such fiscal year, together with management's written discussion and analysis of such budget. The budget shall be accepted as the budget for such fiscal year when it has been approved by a majority of the full Board of Directors of the Company and, thereupon, a copy of such budget promptly shall be sent to the Investors. The Company shall review the budget periodically and shall advise the Board of Directors and the Investors of all changes therein and all material deviations therefrom.

         5.3  Conduct of Business. So long as any shares of Series D
Redeemable Preferred Stock shall remain outstanding, the Company shall conduct its business in a manner that does not cause the Outside Investors to recognize any item of gross income which would generate "unrelated business taxable income" (as that term is defined in Sections 512 through 514 of the Code), including without limitation any income derived from or on account of any "debt-financed property" (as defined in Section 514 of the Code), or gross income directly attributable to a "trade or business" (within the meaning of Sections 512 and 513 of the Code).

         5.4 Access to Books and Records. The Investors may examine the books and records of the Company and inspect its facilities and may request information at reasonable times and intervals concerning the general status of the financial condition and operations of the Company, provided that access to highly confidential proprietary information and facilities need not be provided.

         5.5  Sales of Additional Securities.

                  (a) So long as any shares of Series D Redeemable Preferred Stock shall be outstanding, the Company covenants and agrees that it shall not accept subscriptions for or issue, sell, give away, transfer, pledge, mortgage, assign or otherwise dispose of any shares of capital stock or any other equity interests, or other securities convertible into or exchangeable for capital stock or other equity interests or options, warrants or rights carrying any rights to purchase capital stock or other equity interests or convertible or exchangeable securities, without the express written consent of holders of a majority in interest of the Series D Redeemable Preferred Stock, except as provided in Section 5.5(b) hereof.

                  (b) Notwithstanding the foregoing, the Company may (i) issue shares of Common Stock, or options, warrants or other rights to purchase or subscribe for, shares of its Common Stock to officers, directors, employees, consultants or agents of the Company pursuant to employee stock option or similar compensatory plans or arrangements to the extent authorized by the Board of Directors and issue shares of its Common Stock upon the exercise of such stock options, warrants or other rights; (ii) issue Conversion Shares upon the conversion of shares of the Series A, B or C Convertible Preferred Stock; (iii) issue shares of Common Stock upon the exercise of the Warrants, the Alta Warrants and the June and December Warrants (if applicable, as described in Section
         5.10 hereof); (iv) declare, make or issue a dividend or other distribution payable in shares of the Common Stock in respect of outstanding shares of the Common Stock, Series A, B or C Convertible Preferred Stock or Series A or B Redeemable Preferred Stock in accordance with the Certificate of Incorporation; (v) issue shares of Common Stock in connection with a Qualified Public Offering; (vi) issue shares of Common Stock, or options, warrants or rights to purchase or subscribe for shares of its Common Stock in connection with any debt, equipment or capital lease or other similar financing transaction authorized by the Board of Directors, or (vii) issue shares of capital stock or other securities in connection with joint ventures, acquisitions of the securities or assets of other entities, mergers, consolidations or other strategic transactions authorized by the Board of Directors.

         5.6 Stockholders' Agreement. The Company will diligently enforce all of its rights under the Stockholders' Agreement. The Company will not effect any transfer of any of the outstanding capital stock of the Company on the stock record books of the Company unless such transfer is made in accordance with the terms of the Stockholders' Agreement. The Company will not waive or release any rights under, or consent to the amendment of, the Stockholders' Agreement without the requisite written approval of the parties thereto. The parties hereto agree that the provisions of the Stockholders' Agreement shall apply, according to the terms thereof, to the Series D Redeemable Preferred Stock, the Warrants, the June and December Warrants (if applicable, as described in Section
5.10 hereof) and the shares of Common Stock issuable upon exercise of the Warrants and the June and December Warrants (if applicable), except that the registration rights provisions contained in Article IV of the Stockholders' Agreement shall not apply with respect to the Series D Redeemable Preferred Stock, the Warrants or the June or December Warrants (if applicable).

         5.7 Distributions on, and Redemptions of, Capital Stock. So long as any shares of Series D Redeemable Preferred Stock shall remain outstanding, except as otherwise expressly provided in this Agreement, the Certificate of Incorporation or the Certificate of Designations, the Company will not, without the prior written consent of a majority in interest of all outstanding shares of Series D Redeemable Preferred Stock, declare or pay any dividends or make any distributions of cash, property or securities of the Company with respect to any shares of its Common Stock or any other class of its capital stock, or directly or indirectly redeem, purchase, or otherwise acquire for consideration any shares of its Common Stock or any other class of its capital stock; provided, however, that this restriction shall not apply to the repurchase of shares of the Common Stock pursuant to stock repurchase agreements under which the Company has the option to repurchase such shares upon the occurrence of certain events, including the termination of employment and involuntary transfers, by operation of law, provided that the repurchase price paid by the Company does not exceed the purchase price paid to the Company for such shares. Any redemption, repurchase or other acquisition by the Company of any shares of its capital stock shall be made in compliance with all laws, including but not limited to federal and state securities laws.

         5.8 Merger, Consolidation, Sale of Assets, Acquisitions and Other Actions. So long as any shares of Series D Redeemable Preferred Stock shall remain outstanding, the Company will not without the prior written consent of a majority in interest of the Series D Redeemable Preferred Stock: (a) merge or consolidate with or into another entity (with respect to which less than a majority of the outstanding voting power of such surviving entity is held by stockholders of the Company immediately prior to such event), or sell, lease or otherwise dispose of (whether in one transaction or a series of related transactions) all, or substantially all, of the assets of the Company determined on a consolidated basis, (b) voluntarily liquidate or wind up its operations,
(c) issue any shares of its capital stock which are senior to or on a parity with the Series D Redeemable Preferred Stock with respect to dividends, conversion, liquidation or redemptions or with any special voting rights, (d) issue voting securities in a single transaction or series of related transactions that result in securities representing a majority of the voting power of the Company (with respect to actions to be voted on by holders of all voting securities of the Company voting as a single class) to be beneficially owned by a single person or group of affiliated persons, (e) increase or decrease the size of the Board of Directors from the number of directors in office on the date hereof, (f) adversely alter or change the preferences, rights or privileges of the Series D Redeemable Preferred Stock with respect to dividends, liquidation, preferences, conversion or redemption except as contemplated by this Agreement or as expressly provided in the Certificate of Incorporation or the Certificate of Designations, (g) increase or decrease the authorized number of shares of any series of Preferred Stock except as contemplated by this Agreement or as expressly provided in the Certificate of Incorporation or the Certificate of Designations, (h) enter into any agreement with any party which by its terms restricts the payments due the holders of the Series D Redeemable Preferred Stock pursuant to the Certificate of Incorporation or the Certificate of Designations.

         5.9 Annual Updates; Number of Stockholders; Use of Proceeds; Regulatory Violation; Economic Impact Information; Amendment.

                  (a) As long as an SBIC Investor holds any of the Securities (as defined below), the Company shall, on an annual basis, provide to such SBIC Investor the information required under 13 CFR Section 107.620(b) and shall provide the information and access required by 13 CFR Section 107.620(c). For purposes of this Agreement, an "SBIC Investor" shall mean BancBoston and Norwest, an affiliate of BancBoston or Norwest that has been licensed as an SBIC and holds the Securities or any other Investor or any permitted transferee of an Investor that has been licensed as an SBIC and holds the Securities.

                  (b) The Company has more than 50 record holders of its voting stock.

                  (c) Within seventy-five (75) days after the Closing, and at the end of each month thereafter until all of the proceeds from the sale of Series D Preferred Redeemable Stock hereunder have been used by the Company, the Company shall deliver to all of the Investors a written statement certified by the Company's president or chief financial officer describing in reasonable detail the use of the proceeds of the purchase Series D Preferred Redeemable Stock hereunder by the Company. In addition to any other rights granted hereunder, the Company shall grant all of the Investors and the SBA access to the Company's records for the purpose of verifying the use of such proceeds.

                  (d) Upon the occurrence of a Regulatory Violation (as defined below) or in the event that any SBIC Investor determines in its reasonable good faith judgment that a Regulatory Violation has occurred, in addition to any other rights and remedies to which it may be entitled (whether under this Agreement or any other agreement), such SBIC Investor shall have the right, to the extent required under SBIC Regulations, to demand the immediate repurchase of all of the outstanding Securities owned by such SBIC Investor at a price equal to the purchase price paid for such Securities hereunder plus accrued dividends by delivering written notice of such demand to the Company; provided, however, that, in the event of a Regulatory Violation, any SBIC Investor shall, prior to demanding the repurchase of all of the outstanding Securities owned by such SBIC Investor, use reasonable efforts to retain its investment in the Securities, including, without limitation, petitioning the SBA for its approval with respect to any unforeseen changes in the principal business activity of the Company. The Company shall pay the purchase price for such Securities by a cashier's or certified check or by wire transfer of immediately available funds to such SBIC Investor within thirty (30) days after the Company's receipt of the demand notice, and, upon such payment, such SBIC Investor shall deliver the certificates, if any, evidencing the Securities being repurchased duly endorsed for transfer or accompanied by duly executed forms of assignment.

         For purposes of this Agreement, "Regulatory Violation" means a change in the principal business activity of the Company to an ineligible business activity (within the meaning of the SBIC Regulations), if such change occurs within one (1) year after the date of the initial purchase by the affected SBIC Investor of Securities hereunder.

                  (e) Promptly after the end of each fiscal year (but in any event prior to February 28 of each year), the Company shall deliver to each Investor a written assessment of the economic impact of the total investment by all SBIC Investors in the Company, specifying the full-time equivalent jobs created or retained in connection with the investment, the impact of the investment on the businesses of the Company in terms of expanded revenue and taxes, and the other economic benefits resulting from the investment, including but not limited to, technology development or commercialization, minority business development, urban or rural business development and expansion of exports, together with all other information reasonably requested by any SBIC Investor in order to provide the information required by 13 CFR Section 107.630.

                  (f) Notwithstanding anything herein to the contrary, the provisions of this Section 5.9 shall not be amended without the prior written consent of holders of a majority of the issued and outstanding Securities of any SBIC Investors (determined on an as converted basis).

                  (g) For purposes of this Section 5.9, "Securities" shall refer to the shares of Series D Preferred Stock, the Warrants, the June and December Warrants (if applicable, as defined in Section 5.10 hereof) and the shares of Common Stock issuable upon exercise of the Warrants and the June and December Warrants (if applicable).

         5.10 June and December Warrants. In the event that the Company does not redeem all of the outstanding shares of Series D Preferred Stock on or before June 30, 2000, the Company shall issue to the holders of the then outstanding shares of Series D Preferred Stock warrants exercisable for an aggregate of 3,500 shares of Common Stock (the "June Warrants"). In the event that the Company does not redeem all of the outstanding shares of Series D Preferred Stock on or before December 31, 2000, the Company will issue to the holders of the then outstanding shares of Series D Preferred Stock warrants exercisable for 3,500 shares of Common Stock (the "December Warrants"). The amount of June and December Warrants issued under this Section 5.10 shall be proportionately decreased for any shares of Series D Preferred Stock redeemed by the Company prior to the above dates. The form and terms of the June and December Warrants shall be substantially identical to those of the Warrants.

SECTION 6. CONFIDENTIALITY

         Each Investor agrees to maintain the confidentiality of, and to not make or permit any disclosure regarding the existence or substance of, any and all Confidential Information received from the Company. For purposes of this Agreement, "Confidential Information" includes all information, regardless of the form in which it is communicated or maintained (whether prepared by the Company, its financial or other advisors or otherwise), which contains or otherwise reflects any non-public information concerning the Company and which is provided to the Investors by or on behalf of the Company, its advisors or their respective advisors or agents. Without limiting the foregoing in any manner, except as set forth in this Section 6 the Investors shall not disclose to any individual or entity their receipt of Confidential Information from the Company, the nature or substance of such Confidential Information or their response or plans with respect to such Confidential Information.

         Notwithstanding the foregoing, the Investors shall not be required to maintain the confidentiality of any portion of the Confidential Information to the extent that such portion is publicly disclosed by the Company by press release, filings with the Securities and Exchange Commission or similar manner. In addition, the Investors may make disclosure of Confidential Information to the extent advised, pursuant to the written opinion (a copy of which shall be provided to the Company prior to such disclosure) of their counsel, that such disclosure must be made in order to avoid a violation of law and, prior to such disclosure, the Company and its legal counsel are promptly advised and consulted with concerning the information to be disclosed (and, in such event, the Investors shall cooperate with the Company to the extent it may seek to limit such disclosure).

         In the event that any Investor is requested or required (by deposition, interrogatories, requests for information or documents in legal proceedings, subpoenas, civil investigative demand or similar process), in connection with any proceeding, to disclose any Confidential Information, such Investor shall
(i) provide the Company with prompt written notice of such request or requirement so that the Company may seek an appropriate protective order or other remedy, and (ii) cooperate with the Company to obtain such protective order. In the event that such protective order or other remedy is not obtained or the Company waives compliance with the relevant provisions of this Agreement, such Investor shall (or shall cause such other person to whom such request is directed to) furnish only that portion of the Confidential Information which, in the written opinion (a copy of which shall be provided to the Company prior to furnishing such portion) of the counsel of such Investor, is legally required to be disclosed and, upon the Company's request, use such Investor's best efforts to obtain assurances that confidential treatment will be accorded to such information.

         The provisions of this Section 6 shall not apply to the extent of any communications of Confidential Information made solely among the Investors and between the Investors and their respective agents and advisors.

SECTION 7. INVESTOR REPRESENTATIONS

         It is the understanding of the Company, and each Investor hereby severally represents with respect to such Investor's purchase of Series D Redeemable Preferred Stock and Funding Warrants and such Investor's receipt of Subscription Warrants (and such Investor's receipt of June and/or December Warrants, as applicable) hereunder that:

                  (a) The execution of this Agreement has been duly authorized by all necessary action on the part of the Investor, has been duly executed and delivered by the Investor, and constitutes a valid, binding and enforceable agreement of the Investor.

                  (b) The Investor is acquiring the Series D Redeemable Preferred Stock, the Warrants (and the June and December Warrants, if applicable) and any shares of Common Stock issued upon exercise of the Warrants (and the June and December Warrants, if applicable) for its own account, for investment, and not with a present view to any "distribution" thereof within the meaning of the Securities Act. The Investor was not formed or organized for the purpose of acquiring the Series D Redeemable Preferred Stock, the Warrants, the June or December Warrants (if applicable) or the shares of Common Stock issuable upon exercise of the Warrants or the June or December Warrants (if applicable).

                  (c) The Investor understands that because none of the Series D Redeemable Preferred Stock, the Warrants, the June or December Warrants (if applicable) or the shares of Common Stock issuable upon exercise of the Warrants or the June or December Warrants (if applicable) have been registered under the Securities Act, it cannot dispose of any or all of the Series D Redeemable Preferred Stock, the Warrants, the June or December Warrants (if applicable) or the shares of Common Stock issuable upon exercise of the Warrants or the June or December Warrants (if applicable) unless such securities are subsequently registered under the Securities Act or exemptions from such registration are available. The Investor understands that each certificate representing the Series D Redeemable Preferred Stock, the Warrants, the June and December Warrants (if applicable) and the shares of Common Stock issuable upon exercise of the Warrants and the June and December Warrants (if applicable) will bear the following legend or one substantially similar thereto:

                  The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). These securities have been acquired for investment and not with a view to distribution or resale, and may not be sold, mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such securities under the Act or the availability of an exemption from such registration requirements.

                  (d) The Investor is sufficiently knowledgeable and experienced in the making of venture capital investments so as to be able to evaluate the risks and merits of its investment in the Company, and is able to bear the economic risk of loss of its investment in the Company. The Investor acknowledges that the Company may, subject to the restrictions set forth in this Agreement, enter into one or more acquisitions, joint ventures or additional types of financings in the future which could result in a valuation for the capital stock of the Company that is significantly below the purchase price for the Series D Redeemable Preferred Stock and Funding Warrants hereunder.

                  (e) The Investors have been advised that none of the Series D Redeemable Preferred Stock, the Warrants, the June or December Warrants (if applicable) or the shares of Common Stock issuable upon exercise of the Warrants or the June or December Warrants (if applicable) have been registered under the Securities Act or under the "blue sky" laws of any jurisdiction and that the Company, in issuing the Series D Redeemable Preferred Stock, the Warrants, the June and December Warrants (if applicable) and the shares of Common Stock issuable upon exercise of the Warrants and the June and December Warrants (if applicable), is relying upon, among other things, the representations and warranties of the Investors contained in this Section 7.

                  (f) No broker, finder, agent or similar intermediary has acted on behalf of the Investor in connection with this Agreement or the transactions contemplated hereby and there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection therewith.

                  (g) The Investor is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

SECTION 8.  INDEMNIFICATION

         8.1 Indemnification for Vicarious Liability. Subject to Section 9.2 hereof, the Company shall, to the full extent permitted by law, and in addition to any such rights that the Investors and persons serving as officers, directors, partners, employees or agents of each Investor may have pursuant to statute, the Certificate of Incorporation or By-laws, or otherwise, indemnify and hold harmless each Investor (including its respective directors, officers, partners, employees and agents, an "Indemnified Investor") and each person (a "Controlling Person") (collectively with the Indemnified Investors, the "Indemnified Parties" and individually an "Indemnified Party") who controls any of them within the meaning of Section 15 of the Securities Act, or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages, expenses and liabilities, joint or several, including any investigation, legal and other expenses incurred in connection with the investigation, defense, settlement or appeal of, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted ("Losses" or "Loss"), to which they, or any of them, may become subject by reason of their status as a security holder, creditor, director, agent, representative or controlling person of the Company (including, without limitation, any and all Losses under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, which relates directly or indirectly to the registration, purchase, sale or ownership of any securities of the Company or any of its subsidiaries or to any fiduciary obligation owed with respect thereto); provided, however, that the Company will not be liable to the extent that such Loss arises from and is based on an untrue statement or omission or alleged untrue statement or omission in a registration statement or prospectus which is made in reliance on and in conformity with written information furnished to the Company in an instrument duly executed by or on behalf of such Indemnified Party specifically stating that it is for use in the preparation thereof. The indemnification and contribution provided for in this Section 8.1 will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Parties or any officer, director, employee, agent or Controlling Person of the Indemnified Parties.

         If the indemnification provided for in this Section 8.1 is for any reason held by a court of competent jurisdiction to be unavailable to an Indemnified Party in respect of any Losses referred to therein, then the Company, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Investor relating to such Indemnified Party or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Investor relating to such Indemnified Party in connection with the action or inaction which resulted in such Losses, as well as any other relevant equitable considerations. In connection with any registration of the Company's securities, the relative benefits received by the Company and the Investors shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company and the Investors, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the securities so offered. The relative fault of the Company and the Investors shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Investors and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Investors agree that it would not be just and equitable if contribution pursuant to the foregoing paragraph were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In connection with any registration of the Company's securities, in no event shall an Investor be required to contribute any amount under this Section 8.1 in excess of the lesser of (i) that proportion of the total of such Losses indemnified against equal to the proportion of the total securities sold under such registration statement which is being sold by such Investor or (ii) the proceeds received by such Investor from its sale of securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

         8.2 Notice; Defense of Claims. Promptly after receipt by an Indemnified Party of notice of any third party or other claim, liability or expense to which the indemnification obligations hereunder would apply, including in connection with any governmental proceeding, the Indemnified Party shall give notice thereof in writing to the Company, but the omission to so notify the Company promptly will not relieve the Company from any liability except, and only to the extent, that the Company shall have been materially prejudiced as a result of the failure or delay in giving such notice. Such notice shall state the information then available regarding the amount and nature of such claim, liability or expense.

         In the case of any third party claim, if within 20 days after receiving the notice described in the preceding paragraph the Company (i) gives written notice to the Indemnified Party or Parties stating that it intends to defend in good faith against such claim, liability or expense at its own cost and expense and (ii) provides assurance and security reasonably acceptable to such Indemnified Party or Parties that such indemnification will be paid fully and promptly if required and such Indemnified Party or Parties will not incur cost or expense during the proceeding, then counsel for the defense shall be selected by the Company (subject to the consent of such Indemnified Party or Parties, which consent shall not be unreasonably withheld) and such Indemnified Party or Parties shall not be required to make any payment with respect to such claim, liability or expense as long as the Company is conducting a good faith and diligent defense at its own expense; provided, however, that the assumption of defense of any such matters by the Company shall relate solely to the claim, liability or expense that is subject or potentially subject to indemnification. If the Company assumes such defense in accordance with the preceding sentence, it shall have the right, with the consent of such Indemnified Party or Parties, which consent shall not be unreasonably withheld, to settle all indemnifiable matters related to claims by third parties which are susceptible to being settled provided the Company's obligation to indemnify such Indemnified Party or Parties therefor will be fully satisfied and the settlement includes a complete release of such Indemnified Party or Parties. The Company shall keep such Indemnified Party or Parties apprised of the status of the claim, liability or expense and any resulting suit, proceeding or enforcement action, shall furnish such Indemnified Party or Parties with all documents and information that such Indemnified Party or Parties shall reasonably request and shall consult with such Indemnified Party or Parties prior to acting on major matters, including settlement discussions. Notwithstanding anything herein stated, such Indemnified Party or Parties shall at all times have the right to fully participate in such defense at its or their own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the Company and the Indemnified Party or Parties and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the expense of separate counsel for such Indemnified Party or Parties shall be paid by the Company. The Indemnified Party or Parties shall make available all information and assistance that the Company may reasonably request and shall cooperate with the Company in such defense.

         If the Company does not give notice of its intent to defend against any third party or other claim, liability or expense in accordance with the foregoing paragraph, or if such diligent good faith defense is not being or ceases to be conducted, the Indemnified Party or Parties will have the right to retain its or their own counsel in any such action and all fees, disbursements and other charges incurred in the investigation, defense and/or settlement of such action shall be advanced and reimbursed by the Company promptly as they are incurred and shall have the right to compromise or settle such claim, liability or expense; provided, however, that the Indemnified Party or Parties shall agree to repay any expenses so advanced hereunder if it is ultimately determined by a court of competent jurisdiction that the Indemnified Party or Parties to whom such expenses are advanced is or are not entitled to be indemnified as a matter of law or under the terms of this Agreement.

         8.3 Satisfaction of Indemnification Obligations. Any indemnity payable pursuant to this Section 8 shall be paid within the later of (a) ten days after the Indemnified Party's request therefor or (b) ten days prior to the date on which the Loss upon which the indemnity is based is required to be satisfied by the Indemnified Party.

SECTION 9.  GENERAL

         9.1 Amendments, Waivers and Consents. For the purposes of this Agreement and all agreements, documents and instruments executed pursuant hereto, except as otherwise specifically set forth herein or therein, no course of dealing between the Company and any Investor and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. No covenant or other provision hereof or thereof may be waived otherwise than by a written instrument signed by the party so waiving such covenant or other provision; provided, however, that except as otherwise provided herein or therein, changes in or additions to, and any consents required by, this Agreement may be made, and compliance with any term, covenant, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) with respect to the holders of the Series D Redeemable Preferred Stock by a consent or consents in writing signed by the holders of a majority in interest of such series; provided, however, that the amendment, modification or waiver of any provision which by its terms requires the consent or approval of holders of more than a majority in interest of such series shall only be effective if it is signed by holders of such requisite percentage. Any amendment or waiver effected in accordance with this Section 9.1 shall be binding upon each holder of the Series D Redeemable Preferred Stock at the time outstanding, each future holder of all such securities and the Company.

         9.2 Survival of Representations, Warranties and Covenants; Assignability of Rights. All covenants, agreements, representations and warranties of the Company made herein and in the certificates, lists, exhibits, schedules or other written information delivered or furnished by or on behalf of the Company to any Investor in connection herewith or therewith shall be deemed material and to have been relied upon by such Investor, and, except as otherwise provided in this Agreement, shall survive the delivery of the Series D Redeemable Preferred Stock regardless of any instruction and shall not merge in the performance of any obligation and shall bind the Company's successors, assigns and heirs, whether so expressed or not, and, except as otherwise provided in this Agreement, all such covenants, agreements, representations and warranties shall inure to the benefit of such Investor's successors and assigns and to transferees of the Series D Redeemable Preferred Stock of such Investor, whether so expressed or not. The representations and warranties made by the Investors in Section 7 of this Agreement shall survive the delivery of the Series D Redeemable Preferred Stock and shall bind the Investors' successors and assigns and shall inure to the benefit of the Company's successors and assigns.

         9.3 Governing Law. This Agreement shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of the State of New York (without giving effect to principles of conflicts of law the effect of which would cause the application of domestic substantive laws of any other jurisdiction).

         9.4 Section Headings; Counterparts. The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

         9.5 Notices and Demands. Any notice or demand which, by any provision of this Agreement or any agreement, document or instrument executed pursuant hereto or thereto, except as otherwise provided therein, is required or provided to be given shall be deemed to have been sufficiently given or served and received for all purposes when delivered or five days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or, in the case of a nationally recognized overnight courier service, on the day following the date of such mailing, or by express delivery providing receipt of delivery, to the following addresses: if to the Company, at its address as shown on the signature page hereof, or at any other address designated by the Company to each of the Investors in writing; if to a Investor, at its mailing address as shown on the records of the Company, or at any other address designated by such Investor to the Company and the other Investors in writing; and if to an assignee of a Investor, at its address as designated to the Company and the other Investor in writing.

         9.6 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

         9.7 Expenses. The Company shall pay the reasonable costs and expenses of one special counsel for the Investors in connection with the negotiation, execution, delivery and performance of this Agreement and any amendments hereto and the agreements, documents and instruments contemplated hereby or executed pursuant hereto, not to exceed $25,000. In addition to the foregoing, the Company shall pay the fees charged by the LC Bank for issuing and maintaining the Letters of Credit, including attorney's fees and other fees and expenses incurred in connection with the application for such letters of credit and the preparation, execution and delivery of any reimbursement agreement or similar document.

         9.8 Integration. This Agreement together with the Stockholders' Agreement, including the exhibits, documents and instruments referred to herein or therein, constitute all of the agreements and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

         9.9 Certain Provisions Applicable to SBIC Investors. Sections 2.25, 3.6 and 5.9 hereof contain certain provisions that are included herein solely for the benefit of SBIC Investors. A stockholder of the Company may not assert any rights or claims with respect to such provisions arising at any time after it has ceased to be an SBIC.

         9.10 No Assignment. Except as otherwise provided herein, this Agreement may not be assigned, pledged, hypothecated or otherwise transferred by the Company without the consent of all of the parties hereto.

                            [Signature page follows]

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as a sealed instrument as of the day and year first above written.

                                 GOLDEN SKY HOLDINGS, INC.
                                 605 W. 47th Street, Suite 300
                                 Kansas City, MO  64112


                                 By_______________________________________
                                 Name:
                                 Title:


                                 ALTA SUBORDINATED DEBT PARTNERS III, L.P.

                                 By:      Alta Subordinated Debt Management
                                          III, L.P.


                                 By:_______________________________________
                                 Name:
                                  Title:


                                 ALTA COMMUNICATIONS VI, L.P.

                                 By:      Alta Communications VI
                                          Management Partners, L.P.


                                 By:_______________________________________
                                 Name:
                                 Title:


                                 ALTA-COMM S BY S, LLC


                                 By:_______________________________________
                                 Name:
                                 Title:


                                 HARBOURVEST PARTNERS V-DIRECT FUND L.P.

                                 By:      HVP V-Direct Associates, LLC
                                          Its General Partner

                                          By:      HarbourVest Partners, LLC
                                                   Its Managing Member

                                          By:_______________________
                                          Name:
                                          Title:


                                 SPECTRUM EQUITY INVESTORS L.P.

                                 By:      Spectrum Equity Associates, L.P.,
                                          General Partner


                                 By:_______________________________________
                                 Name:
                                 Title:


                                 SPECTRUM EQUITY INVESTORS II, L.P.

                                 By: Spectrum Equity Associates II, L.P., General Partner

                                 By:_______________________________________
                                 Name:
                                 Title:


                                 NORWEST EQUITY PARTNERS VI,
                                 A MINNESOTA LIMITED PARTNERSHIP

                                 By:      Itasca Partners V, L.L.P.
                                          General Partner


                                 By:_______________________________________
                                 Name:
                                 Title:


                                 BANCBOSTON VENTURES INC.


                                 By:_______________________________________
                                 Name:
                                 Title:


                                 GENERAL ELECTRIC CAPITAL CORPORATION


                                 By:_______________________________________
                                 Name:
                                 Title:

                                   APPENDIX A

                                (Form of Warrant)

                                   APPENDIX B

                               Securities Acquired

----------------------------------------------------------------------------------------------------------------------
                                                             Shares of Series D       Number of         Number of
                                              Purchase           Redeemable       Funding Warrants     Subscription
               Investor                        Price           Preferred Stock                           Warrants
----------------------------------------------------------------------------------------------------------------------
Alta Communications VI, L.P.              $3,804,739.07           19,023.70              665.83             665.83
---------------------------------------------------------------------------------------------------------------------
Alta Subordinated Debt Partners III,
L.P.                                       2,287,468.87           11,437.34              400.31             400.31
---------------------------------------------------------------------------------------------------------------------
Alta-Comm S by S, LLC                         86,662.06              433.31               15.17              15.17
---------------------------------------------------------------------------------------------------------------------
HarbourVest Partners V - Direct Fund
L.P.                                       2,577,574.60           12,887.87              451.08             451.08
---------------------------------------------------------------------------------------------------------------------
Spectrum Equity Investors II L.P.
                                           3,431,877.16           17,159.39              600.58             600.58
---------------------------------------------------------------------------------------------------------------------
Spectrum Equity Investors, L.P.            1,715,921.42            8,579.61              300.29             300.29

---------------------------------------------------------------------------------------------------------------------
Norwest Equity Partners VI, L.P.
                                           2,577,574.60           12,887.87              451.08             451.08
---------------------------------------------------------------------------------------------------------------------
BancBoston Ventures Inc.                   3,003,529.31           15,017.65              525.62             525.62
---------------------------------------------------------------------------------------------------------------------
General Electric Capital Corporation         514,652.92            2,573.26               90.06              90.06
---------------------------------------------------------------------------------------------------------------------
          Totals:                           $20,000,000          100,000.00            3,500.00           3,500.00
----------------------------------------------------------------------------------------------------------------------


                                   APPENDIX C

                             (Form of Legal Opinion)

                                   APPENDIX D

         (Form of Certificate of Designations, Preferences and Rights of
                      Series D Redeemable Preferred Stock)

                                  SCHEDULE 2.1

                               Certain Violations

1. Golden Sky was in violation of certain covenants under its credit facility for the quarter ended September 30, 1999.

2. While the Company has exclusive DIRECTV distribution rights in its markets, it is not allowed to have customers outside its markets. Further, DIRECTV and the Company are prohibited by law from providing DIRECTV programming outside the United States. Despite our customers' assurances that they receive programming within one or our markets, a portion of our subscribers may, in fact, be receiving DIRECTV programming outside our markets. If we must disconnect a significant portion of our subscribers because they receive services outside our markets, our business could be adversely affected.

3. The Company makes no representation with respect to the possible application of state law to the Company's DBS equipment service agreement program.

                                  SCHEDULE 2.4

                     Capitalization and Beneficial Ownership

1. Holders of the Series A, B and C Convertible Preferred Stock are entitled to receive shares of Common Stock upon conversion of their shares of preferred stock, as provided in the Certificate of Incorporation.

2.       See attached list of equity holders.

3. GSS owns a 76.25% interest in South Plains DBS, L.P. GSS funds the operating losses of South Plains and is periodically reimbursed by the minority interest of South Plains for its portion of such losses.

4. The Company owns all of the outstanding capital stock of DBS, which owns all of the outstanding capital stock of GSS. GSS owns all of the outstanding capital stock of Argos Support Services Company, Primewatch, Inc. and DCE Satellite Entertainment, LLC. The Company makes advances to fund the operations of its subsidiaries, from time to time.

                                  SCHEDULE 2.6

                             Undisclosed Liabilities

1.       See Schedule 2.1.

2.       See Schedule 2.10.

3.       See Schedule 2.12.

                                  SCHEDULE 2.7

                               Accounts Receivable

None.

                                  SCHEDULE 2.8

                               Title to Properties

1. GSS' credit facility is secured by a lien against all of the assets of GSS.

2. Certain promissory notes issued as consideration in Golden Sky's acquisitions have been secured by liens against the assets of the acquired entity.

3. Golden Sky has entered into equipment capital leases whereby the related capital lease obligations are secured by liens on the equipment that is the subject of the leases. The aggregate outstanding balance of capital lease obligations secured by such liens on equipment under capital leases approximated $550,000 at September 30, 1999. The original cost of the equipment under capital leases subject to such liens approximated $1.2 million as of the same date.

4. Golden Sky has entered into various operating leases providing the leased premises for its approximate 72 local sales and customer service offices, its national call center, its corporate office, warehouse and storage locations and various equipment. The future minimum non-cancelable lease payments related to these operating leases approximate $1.2 million in 2000; $700,000 in 2001; $450,000 in 2002;
         and $121,000 in 2003.

5. GSS owns a 76.25% interest in South Plains DBS, L.P. and, therefore, the assets of South Plains are partially owned by the minority interest.

                                  SCHEDULE 2.9

                                   Tax Matters

1. Golden Sky was audited by the Missouri Department of Revenue in 1999 with respect to sales and use taxes and payroll taxes. The field work on the audit was completed in late October 1999. Golden Sky has been informally advised that no additional taxes, penalties or interest will be owed, however, a final report has not been issued.

2. Golden Sky is currently in the process of being audited by the Texas Comptroller of Public Accounts with respect to sales and use taxes. The field work on the audit is still in progress. Golden Sky has not received any notice of findings to date.

                                  SCHEDULE 2.10

                               Material Contracts

1.       See Schedule 2.1.

2.       See Schedule 2.12.

3. Golden Sky has entered into non-competition agreements with the following key employees:

o        Rodney A. Weary
o        Jo Ellen Linn
o        John R. Hager
o        William J. Gerski
o        Eric Tucker
o        Dennis O'Hara
o        Gordon Smith
o        Scott Brown
o        Laquita Allen

4. The Company makes no representation with respect to the possible effect on the Company of the NRTC/DIRECTV litigation described in
          Schedule 2.12.

                                  SCHEDULE 2.11

                               Proprietary Rights

None.

                                  SCHEDULE 2.12

                                   Litigation

1. The ongoing NRTC/DIRECTV litigation may have an adverse effect on Golden Sky.

2. On October 15, 1999, Schaller Telephone Company filed a Petition at Law in the Iowa District Court for Woodbury County naming Golden Sky Systems, Rodney A. Weary and Jo Ellen Linn as defendants. In the Petition, Schaller alleges that the named defendants represented to Schaller that Golden Sky intended to purchase Schaller's rights to provide satellite television services to homes located in Woodbury, Monona, Plymouth and Ida counties in Iowa, and that Golden Sky entered into an agreement with Schaller to purchase these rights for $13,500,000. Schaller further alleges, among other things, that the representations of the named defendants were fraudulent and that Golden Sky breached the agreement. Schaller seeks an unspecified amount of damages in the Petition. Golden Sky removed the lawsuit to the United States District Court for the Northern District of Iowa. On December 17, 1999, Golden Sky timely filed its Pre-answer Motion to Dismiss all counts where appropriate and answered Schaller's count for breach of contract by specifically denying the allegations.

3. In the ordinary course of business, the Company receives, from time to time, litigation threats from former employees, customers, dealers and others.

4. During August and September 1999, three former employees of the Company's Foley, Alabama office each filed charges of discrimination and harassment against the Company with the Birmingham, Alabama EEOC office following the end of their employment with the Company. The Company has scheduled an informal mediation of these charges with the EEOC for January 25, 2000. The Company will not be required to submit a position statement, if at all, until after the completion of the mediation.

5. Deborah Gay, a former employee of the Company's Rincon, Georgia office, filed a charge of age discrimination with the Savannah, Georgia EEOC office on July 21, 1999. The EEOC attempted to negotiate a conciliation agreement between the Company and Ms. Gay. When that attempt failed, the EEOC issued a "failure to conciliate" finding in late October 1999. Under federal law, Ms. Gay has 90 days from the date of the finding to file suit against the Company.

6. On June 28,1999, Golden Sky received a letter asserting it was engaged in concerted activity to destroy the cable business of Roxie and Ben Cartwright. On August 5, 1999, Golden Sky responded in writing to the Cartwright's allegations specifically denying the same. The Cartwrights have taken no further action to Golden Sky's knowledge.

7. On June 28, 1999, Golden Sky received a letter asserting that it had damaged Lynn and Gary Anderson, who had been Golden Sky dealers, by using its own sales force to market and sell equipment and programming. On August 5, 1999, Golden Sky responded in writing to the Andersons' allegations specifically denying the same. The Andersons have taken no further action to Golden Sky's knowledge.

8. On February 10, 1999, the Office of the Attorney General of the State of Minnesota notified Golden Sky of its investigation of possible violations of Minnesota's antitrust laws. On March 4, 1999 Golden Sky provided answers to interrogatories and responses to document requests from the Attorney General's office. The Attorney General's office has taken no further action to Golden Sky's knowledge.

9. Golden Sky has received and responded to a subpoena duces tecum from the United States Department of Agriculture which is investigating the sale of the Baldwin County Membership Cooperative Direct Broadcast Satellite franchise rights to Golden Sky. The Department advised Golden Sky that it is not a target of the investigation, merely a material witness.

10. A former employee of the Las Vegas branch office has informed Golden Sky that she believes she was subject to sexual harassment while employed. The alleged harasser is no longer employed by Golden Sky. Discussions are continuing with the former employee and her attorney.

11. An attorney representing three employees of the Gainesville, Texas office asserted on September 14, 1999 that they had been subject to sexual harassment and retaliation. Golden Sky investigated and took responsive action. One of the employees nonetheless quit her employment asserting that she was constructively discharged. The other two employees remained employed by Golden Sky through December 1999, when Golden Sky closed the Gainesville office and terminated all of the employees in the Gainesville office. Golden Sky had previously been advised by one of the employed women that she had withdrawn herself from representation and did not desire to pursue a claim. The two remaining claimants filed a charge against Golden Sky with the Houston, Texas office of the National Labor Relations Board on December 10, 1999, alleging retaliation for their engaging in concerted activity (the report of sexual harassment). Golden Sky denies the claimants' allegations and is in the process of preparing its position statement.

12. On June 18, 1999, an attorney representing two former employees in Michigan asserted that they had been subject to retaliatory discharge, gender discrimination, and sexual harassment. The employment of these employees ended in April 1999. Golden Sky responded to these assertions. The attorney indicated that he was continuing to investigate the claims, but nothing further has been heard.

                                  SCHEDULE 2.14

                         Business; Compliance with Laws

1.       See Schedule 2.1.

2.       See Schedule 2.10.

3.       See Schedule 2.12.

                                  SCHEDULE 2.18

                              Environmental Matters

None.

                                  SCHEDULE 2.20

                           Product and Services Claims

1.       See Schedule 2.1.

2.       See Schedule 2.10.

3.       See Schedule 2.12.

                                  SCHEDULE 2.21

                            Employees; Labor Matters

1. Golden Sky has entered into employment agreements, the terms of which require Golden Sky to make severance payments, with the following individuals:

         o   Rodney A. Weary
         o   Jo Ellen Linn
         o   John R. Hager
         o   William J. Gerski
         o   Eric Tucker
         o   Dennis O'Hara
         o   Gordon Smith
         o   Scott R. Brown

2. The following officers, employees and sales representatives of Golden Sky received total remuneration from the Company on an annualized basis in excess of $100,000 for the calendar year 1999:

         o   Rodney A. Weary
         o   John R. Hager
         o   William J. Gerski
         o   Jo Ellen Linn
         o   Scott R. Brown
         o   Laquita J. Allen
         o   Eric Tucker
         o   Randall K. Duncan
         o   Brad E. Behmer

3. The Company has a general practice of offering severance to employees upon termination of employment, the amount of which is based upon the time of service.

4.       See Schedule 2.12.

                                  SCHEDULE 2.23

                             Affiliate Transactions

1. Rodney A. Weary is the sole shareholder of 421 Golden Eagle Gale, which subleases a 1979 Cessna Citation to GSS pursuant to an Aircraft Lease, dated as of October 23, 1987. This sublease was voluntarily terminated by the parties effective December 31, 1999.

2. GSS has an oral consulting agreement with Robert B. Liepold, a director of the Company, to provide expertise on an "as needed" basis.

                                  SCHEDULE 2.27

                         Absence of Certain Developments

1.       See Schedule 2.6.